SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2004

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Item 7.01. Regulation FD Disclosure.

Avaya Inc. (“Avaya” or the “Company”), is filing this Current Report on Form 8-K to disclose that it intends to use cash to meet any obligations to repurchase its Liquid Yield Option™ Notes due 2021 (“LYONs”).  Holders of LYONs have the right to require Avaya to repurchase on October 31, 2004 all or a portion of the LYONs they hold.

The procedures to be followed by holders electing to have their LYONs repurchased are contained in a notice delivered to LYONs holders by The Bank of New York, the trustee for the LYONs.  Payment will be made to holders electing to have their LYONs repurchased promptly following the October 31, 2004 repurchase date.

The accreted value of the LYONs outstanding as of September 28, 2004 is approximately $297 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: September 28, 2004	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and Senior Vice President, Corporate Development